                                                                    EXHIBIT 10.7
                                                                    ------------

                                                                  EXECUTION COPY
                                                                  --------------


                    UNDERWRITING SUPPORT SERVICES AGREEMENT

  This Agreement (this "Agreement") is made and entered into as of October 1, 1998 by and among LaSalle Re Limited, an insurance company incorporated and organized under the laws of Bermuda ("LASALLE"), CNA Re Services Company, a company incorporated and organized under the laws of the State of Illinois ("CRSC"), and CNA (Bermuda) Services Limited, a company incorporated and organized under the laws of Bermuda ("CNA BERMUDA").

  WHEREAS, pursuant to that certain Amended and Restated Underwriting Services Agreement entered into on September 21, 1995 by and between LASALLE and CNA BERMUDA, as amended by the First Amendment thereto dated as of July 1, 1996 (such Amended and Restated Underwriting Services Agreement as thus amended being hereinafter referred to as the "Underwriting Services Agreement"), CNA BERMUDA has provided underwriting and marketing services and has underwritten all classes of insurance and reinsurance as agent for LASALLE;

  WHEREAS, the parties hereto have agreed that the underwriting and marketing services heretofore performed by CNA BERMUDA on behalf of LASALLE shall henceforth be performed by LASALLE directly, with CRSC, through itsself and its affiliates, providing certain underwriting support services as requested by LASALLE;

  WHEREAS, the parties hereto also desire to reaffirm the strategic alliance and community of interest between LASALLE and the CNA Insurance Group ("CNA"), which has been an important component of LASALLE's success since its formation, and in light of CNA's desire to continue to provide support and bring business opportunities to LASALLE in the form of quota share reinsurance business, joint ventures and otherwise; and

  WHEREAS, the parties hereto accordingly desire to terminate the Underwriting Services Agreement as hereinafter set forth;

  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

I.     TERMINATION OF UNDERWRITING SERVICES AGREEMENT.

       The parties agree that the Underwriting Services Agreement shall terminate as of the close of business on September 30, 1998, subject to the following provisions:

       A. LASALLE's payment obligations under Section III of the Underwriting Services Agreement shall continue, subject to the following modifications:

              (1) For purposes of this Section I(A), the term "Underwriting Year" shall have the meaning set forth in Section III(A)(1) of the Underwriting Services Agreement and the term "1998 Underwriting Year" shall mean the Underwriting Year beginning on January 1, 1998 and ending on December 31, 1998.

              (2) No payments shall be due pursuant to Section III(B)(1) of the Underwriting Services Agreement with respect to any gross premium written after September 30, 1998.

              (3)    No payments shall be due pursuant to Section III(B)(2) or
                     Section III(C) of the Underwriting Services Agreement with respect to any Underwriting Year that begins after December 31, 1998.

              (4) All calculations of payments due pursuant to Section III(B)(2) or Section III(C) of the Underwriting Services Agreement with respect to the 1998 Underwriting Year shall be multiplied by .75 in order to take account of the fact that the Underwriting Services Agreement was in effect for only 9 months of the 1998 Underwriting Year.

       B. The provisions of Section VII(D) of the Underwriting Services Agreement shall not be applicable, but the provisions of Section VII(E) of the Underwriting Services Agreement shall continue in effect until payment in full is made thereunder.

II.    TERM.

       This Agreement shall be effective as of the date hereof (the "Effective Date") and shall terminate at the close of business on September 30, 2001 unless terminated earlier pursuant to Section V hereof.


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

III.      DUTIES OF CRSC AND CNA BERMUDA.

       A. CNA BERMUDA agrees that it shall use its best efforts to facilitate a smooth transition in the carrying on of LASALLE's underwriting operations, including taking all steps necessary to enable all employees of CNA BERMUDA who have performed services for LASALLE pursuant to the Underwriting Services Agreement to become employees of LASALLE on the Effective Date.

       B. Beginning on the Effective Date and continuing throughout the term of this Agreement, CRSC and CNA BERMUDA (together, the "CNA Parties") shall provide such underwriting support services to LASALLE as LASALLE may reasonably request. Underwriting support services shall include:

              (1) assigning underwriting personnel to assist LASALLE's underwriting staff on a temporary basis as reasonably requested by LASALLE;

              (2) assisting LASALLE with actuarial, financial and statistical analysis and reporting;

              (3) providing support to LASALLE on data processing and other technical matters;

              (4) providing LASALLE with access to the CNA Parties' reinsurance underwriting database and technology as pertinent to LASALLE's business;

              (5) advising LASALLE on insurance industry customs and practices;

              (6)    providing advice to LASALLE's human resources department;
                     and

              (7)    any other services reasonably requested by LASALLE.

       C. For services rendered hereunder, LASALLE shall pay CNA BERMUDA, for each Fiscal Year (as hereinafter defined) that this Agreement shall be in effect, an annual retainer of $US 333,333.33. Such retainer shall be paid quarterly in arrears throughout the term of this Agreement and shall be credited against CRSC's charges for consulting services rendered hereunder (at a competitive commercial daily or hourly rate to be agreed to between the parties hereto) and CRSC's reasonable associated travel expenses. In the event that the foregoing charges and expenses exceed the sum of said retainer in any Fiscal Year, LASALLE shall pay CNA BERMUDA, within 60

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

              days after the end of such Fiscal Year, the total amount of such excess.

       D. The CNA Parties agree to act in good faith and to put forward their best efforts to perform their duties hereunder in a competent and professional manner.

IV.    PROFIT COMMISSION.

       A.     For purposes of this Agreement,

              (1) "Fiscal Year" shall mean the 12-month period which begins on October 1 of a calendar year and ends on September 30 of the following calendar year.

              (2) "Net Underwriting Profit" shall mean an amount equal to (i) net earned premiums, less (ii) commissions, brokerage and other acquisition costs, less (iii) excise tax, less (iv) actual administrative expenses, less (v) underwriting expenses (including but not limited to any amounts payable pursuant to Section III(C) hereof, less (vi) actual general corporate expenses of LASALLE, less (vii) incurred losses; in all cases, as determined in accordance with the consolidated financial statements of LaSalle Re Holdings Limited, as filed with the United States Securities and Exchange Commission (the "LaSalle Financial Statements").

              (3) "Nominal Profit Share Deficit" shall be equal to zero at the inception of this Agreement. Thereafter, for purposes of carrying over to each succeeding Fiscal Year, Nominal Profit Share Deficit shall be the greater of (a) zero and
                     (b) the Nominal Profit Share Deficit at the beginning of the Fiscal Year plus incurred losses for that year minus 70% of LASALLE's earned premium for that year.

       B. In consideration for all the obligations and services to be performed by the CNA Parties under this Agreement, LASALLE agrees, with respect to each Fiscal Year during the term of this Agreement, to pay CNA BERMUDA, if for any Fiscal Year the sum of incurred losses and the Nominal Profit Share Deficit at the beginning of the Fiscal Year is equal to or less than 70% of LASALLE's earned premium, an underwriting profit commission (the "Underwriting Profit Commission") equal to 1.67% of the Net Underwriting Profit of LASALLE during the period beginning after the end of the Fiscal Year for which

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

              CNA BERMUDA last received an Underwriting Profit Commission pursuant to this Agreement and ending at the end of the Fiscal Year for which the calculation is being made.

       C. Calculations of Net Underwriting Profit, Underwriting Profit Commission and Nominal Profit Share Deficit hereunder shall be made each year in connection with the LaSalle Financial Statements, and payment with respect to Section IV(B) hereof will be made within 30 days after completion of such calculation.

V.     TERMINATION.

       A. For purposes of this Section V, (i) in any reference to CRSC's or CNA BERMUDA's termination rights, the term "other party" shall mean LASALLE and (ii) in any reference to LASALLE's termination rights, the term "other party" shall mean either CRSC or CNA BERMUDA.

       B.     For purposes of this Section V,

              (1) "Change in Control" of an entity (the "Subject Company") shall mean the earlier to occur of (a) the date of a public announcement that a Person or group of affiliated Persons (an "Acquiring Person") has acquired, or has obtained the right to acquire, legal or beneficial ownership of more than 50% of the voting power of the issued and outstanding shares of the Subject Company, (b) the date of any amalgamation, consolidation or merger of the Subject Company with, or the transfer of all or substantially all of the Subject Company's assets to, any Acquiring Person or
                     (c) any reorganization, recapitalization or other transaction as a result of which either (i) 40% or more in value of the Subject Company is beneficially owned, directly or indirectly, by Persons who were not holders of the voting shares of capital stock of the Subject Company immediately prior to such reorganization, recapitalization or other transaction or (ii) those persons who immediately prior to such reorganization, recapitalization or other transaction constituted the board of directors of, as applicable, LaSalle Re Holdings Limited or CNA Financial Corporation cease to consitute a majority of such board of directors. For purposes hereof, the term "Acquiring Person" shall not include the Subject Company, any of its affiliates or any employee benefit plan

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

                     (or related trust) sponsored or maintained by the Subject Company or any of its affiliates.

              (2) "Early Termination Fee" shall mean an amount equal to the net present value, using a discount rate of 10%, on the date as of which LASALLE elects to terminate this Agreement pursuant to Section V(F) hereof, of a payment on September 30, 2001 of an amount equal to the difference between $US 4,000,000 and the aggregate of Underwriting Profit Commissions previously paid by LASALLE to CNA BERMUDA pursuant to Section IV(B) hereof.

              (3) "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

       C. LASALLE, CRSC or CNA BERMUDA may terminate this Agreement immediately if the other party (i) is placed in receivership, makes an assignment for the benefit of creditors, is placed in a proceeding for the purpose of winding up or liquidating its business affairs or is the subject of any proceeding based upon its insolvency or (ii) loses any license or permit which is then required in order to engage in the business contemplated by this Agreement.

       D. LASALLE, CRSC or CNA BERMUDA may terminate this Agreement immediately upon written notice based upon (i) fraud upon the terminating party by the other party or (ii) a material breach of this Agreement by the other party which has not been corrected after thirty days' written notice.

       E. LASALLE, CRSC or CNA BERMUDA may terminate this Agreement upon ninety days' written notice to the other party in the event that there has been a Change in Control of the other party.

       F. In the event that there has been a Change in Control of LASALLE, LASALLE (or its successor) may terminate this Agreement as of any date on which LASALLE pays the Early Termination Fee to CNA BERMUDA. Notwithstanding any other provision of this Agreement, upon payment of the Early Termination Fee pursuant to this Section V(F), LASALLE shall have no further obligation to pay Underwriting Profit Commissions pursuant to Section IV(B) hereof.

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

       G. Termination of this Agreement shall not relieve either party of its liability for performance under the Agreement to the date of termination. Following any termination, the parties will cooperate with each other to provide a smooth transition of services and to satisfy any reasonable requests for information concerning actions taken during the term of this Agreement.

VI.    CONFIDENTIALITY.

       A. The CNA Parties agree that they will not disclose or use for any purpose outside the scope of this Agreement proprietary or confidential information provided to it by LASALLE unless and until such information (i) becomes public knowledge other than through disclosure by either of the CNA Parties or (ii) is subpoenaed or otherwise required by an authorized governmental authority. In the event that either of the CNA Parties determines that it is required to provide any such information, it shall promptly provide notice to LASALLE.

       B. LASALLE agrees that it will not disclose or use for any purpose outside the scope of this Agreement proprietary or confidential information provided to it by either of the CNA Parties unless and until such information (i) becomes public knowledge other than through disclosure by LASALLE or (ii) is subpoenaed or otherwise required by an authorized governmental authority. In the event that LASALLE determines that it is required to provide any such information, it shall promptly provide notice to the CNA Parties.

       C. The obligations of the parties hereto under this Section VI shall continue after this Agreement terminates.

VII.   INDEPENDENT CONTRACTOR.

              Each of the CNA Parties shall act as an independent contractor. Nothing contained herein shall be construed to create the relation of partners or employer and employee between LASALLE and either of the CNA Parties.

VIII.  NON-EXCLUSIVITY.

              This Agreement shall not in any way prevent the CNA Parties from performing for other insurers services of the type described herein, provided that the CNA Parties faithfully perform their obligations under this Agreement and that the performance of services for others does not create any conflict of interest. The CNA Parties agree, however, that they shall promptly notify LASALLE in writing, as soon as reasonably practicable but in any event prior to execution, of any arrangement entered into by either of them involving the performance by such party for another Bermuda-based insurer of services similar to those to be performed by the CNA Parties for LASALLE under this Agreement.

IX.    ASSIGNMENT.

       A. Except as is otherwise specifically provided hereinabove, LASALLE may not assign, pledge, hypothecate, transfer, delegate or subcontract this Agreement or any of its rights, benefits or obligations hereunder, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the CNA Parties.

       B. Except as is otherwise specifically provided hereinabove, neither of the CNA Parties may assign, pledge, hypothecate, transfer, delegate or subcontract this Agreement or any of its rights, benefits or obligations hereunder, in whole or in part, whether by operation of law or otherwise, without the prior written consent of LASALLE.

X.     SUCCESSORS.

       This Agreement shall be binding upon the successors, legal representatives or assigns of the parties hereto.

XI.    NO WAIVER.

       The failure of any party at any time to require another party's strict performance of any particular obligation under this Agreement shall not affect such party's right to require strict performance of that obligation in the future. Any waiver by any party of any breach of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, or a waiver or modification of the provision itself, or a waiver or modification of any other right under this Agreement.

XII.   CAPTIONS.

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

       The captions of the several sections of this Agreement are inserted solely for convenience of reference, and are neither a part of nor intended to govern, limit or aid in the construction of any term or provision hereof.

XIII.  AMENDMENTS AND CHOICE OF LAW.

       A. This Agreement may be amended only by an instrument in writing and executed by the parties to this Agreement.

       B. This Agreement shall be construed according to the laws of Bermuda.

XIV.   NOTICES.

       Any notice required under this Agreement shall be sent, in writing, by certified or registered mail, postage prepaid, return receipt requested, by facsimile, by courier service or shall be hand delivered to the respective parties as follows:

       If to LASALLE:

       LaSalle Re Limited
       Attention: Victor H. Blake
       25 Church Street
       P.O. Box HM 1502
       Hamilton HM FX, Bermuda

       with a copy to:

       Richard W. Shepro, Esq.
       Mayer, Brown & Platt
       190 South LaSalle Street
       Chicago, Illinois 60603

       If to CRSC:

       CNA Re Services Company
       Attention: William J. Adamson, Jr.
       200 South Wacker Drive, 11th Floor
       Chicago, Illinois 60606

       with a copy to:

       Marvin J. Cashion, Esq.
       Group Vice President & Deputy General Counsel
       CNA
       CNA Plaza
       Chicago, Illinois 60685

       If to CNA BERMUDA:

       CNA (Bermuda) Services Ltd.
       Attention: William J. Adamson, Jr.
       25 Church Street
       P.O. Box HM 1502
       Hamilton HM FX, Bermuda

       with a copy to:

       Marvin J. Cashion, Esq.
       Group Vice President & Deputy General Counsel
       CNA
       CNA Plaza
       Chicago, Illinois 60685

XV.    COMPLETE AGREEMENT.

       This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

XVI.   COUNTERPARTS.

       This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                                   CNA (BERMUDA) SERVICES LIMITED



                                   By: /s/ W. J. Adamson
                                       --------------------------------



                                   CNA RE SERVICES COMPANY



                                   By: /s/ W. J. Adamson
                                   --------------------------------



                                   LASALLE RE LIMITED



                                   By: /s/ Victor H. Blake
                                   --------------------------------


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